UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 16, 2016

AXALTA COATING SYSTEMS LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-36733	98-1073028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Commerce Square, 2001 Market Street, Suite 3600, Philadelphia, Pennsylvania 19103

(Address of principal executive offices) (Zip Code)

(855) 547-1461

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

The information required by this item is included in Item 2.03 below and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On August 16, 2016, Axalta Coating Systems, LLC (the “Issuer”), an indirect, wholly owned subsidiary of Axalta Coating Systems Ltd. (the “Company”), issued $500.0 million aggregate principal amount of 4.875% Senior Notes due 2024 (the “Dollar Notes”) and €335.0 million aggregate principal amount of 4.250% Senior Notes due 2024 (the “Euro Notes” and, together with the Dollar Notes, the “Notes”). The Notes were issued pursuant to an Indenture, dated August 16, 2016, among the Issuer, the guarantors named therein, Wilmington Trust, National Association, as Trustee, Citigroup Global Markets Deutschland AG, as Euro Notes Registrar, and Citibank N.A., London Branch, as Euro Notes Paying Agent and Euro Notes Authenticating Agent (the “Indenture”). Each series of Notes pays interest semi-annually in arrears. The Notes were offered in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in transactions outside of the United States in reliance on Regulation S under the Securities Act.

Optional Redemption Provisions and Change of Control Repurchase Right—Dollar Notes

At any time prior to August 15, 2019, upon not less than 10 nor more than 60 days’ notice, the Dollar Notes will be redeemable at the Issuer’s option, in whole at any time or in part from time to time, at a price equal to 100.0% of the principal amount of the Dollar Notes redeemed, plus a make-whole premium as set forth in the Indenture, plus accrued and unpaid interest, if any, to (but not including) the applicable redemption date. Beginning August 15, 2019, the Issuer may redeem the Dollar Notes, at its option, in whole at any time or in part from time to time, subject to the payment of a redemption price together with accrued and unpaid interest, if any, to (but not including) the applicable redemption date. The redemption price includes a call premium that varies (from 3.656% to 0%) depending on the year of redemption.

In addition, at any time prior to August 15, 2019, the Issuer may redeem up to 40.0% of the aggregate principal amount of the Dollar Notes at a redemption price equal to 104.875% of the principal amount thereof, together with accrued and unpaid interest, if any, to (but not including) the applicable redemption date, with the net cash proceeds of sales of one or more equity offerings by the Parent Guarantor (as defined below) or any direct or indirect parent of the Parent Guarantor.

The Issuer or a third party has the right to redeem the Dollar Notes at 101.0% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the date of redemption following the consummation of a change of control, as defined in the Indenture, if at least 90.0% of the applicable series of the Dollar Notes outstanding prior to such date of purchase are purchased pursuant to a change of control offer with respect to such change of control. The holders of the Dollar Notes will also have the right to require the Issuer to repurchase their Dollar Notes upon the occurrence of a change in control, at an offer price equal to 101.0% of the principal amount of the Dollar Notes plus accrued and unpaid interest, if any, to (but not including) the date of repurchase.

Optional Redemption Provisions and Change of Control Repurchase Right—Euro Notes

At any time prior to August 15, 2019, upon not less than 10 nor more than 60 days’ notice, the Euro Notes will be redeemable at the Issuer’s option, in whole at any time or in part from time to time, at a price equal to 100.0% of the principal amount of the Euro Notes redeemed, plus a make-whole premium as set forth in the Indenture, plus accrued and unpaid interest, if any, to (but not including) the applicable redemption date. Beginning August 15, 2019, the Issuer may redeem the Euro Notes, at its option, in whole at any time or in part from time to time, subject to the payment of a redemption price together with accrued and unpaid interest, if any, to (but not including) the applicable redemption date. The redemption price includes a call premium that varies (from 3.188% to 0%) depending on the year of redemption.

In addition, at any time prior to August 15, 2019, the Issuer may redeem up to 40.0% of the aggregate principal amount of the Euro Notes at a redemption price equal to 104.250% of the principal amount thereof, together with accrued and unpaid interest, if any, to (but not including) the applicable redemption date, with the net cash proceeds of sales of one or more equity offerings by the Parent Guarantor or any direct or indirect parent of the Parent Guarantor.

The Issuer or a third party has the right to redeem the Euro Notes at 101.0% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the date of redemption following the consummation of a change of control, as defined in the Indenture, if at least 90.0% of the applicable series of the Euro Notes outstanding prior to such date of purchase are purchased pursuant to a change of control offer with respect to such change of control. The holders of the Euro Notes will also have the right to require the Issuer to repurchase their Euro Notes upon the occurrence of a change in control, at an offer price equal to 101.0% of the principal amount of the Euro Notes plus accrued and unpaid interest, if any, to (but not including) the date of repurchase.

Ranking

The Notes are the Issuer’s and the guarantors’ senior unsecured obligations. The Notes are guaranteed by Axalta Coating Systems Dutch Holding B B.V., an indirect parent of the Issuer (the “Parent Guarantor”), and each of the Parent Guarantor’s existing and future subsidiaries that is a borrower, or that guarantees obligations, under the Company’s senior secured credit facilities, but are not guaranteed by the Company. Under the terms of the Indenture, the Notes rank equally in right of payment with all of the Issuer’s and the guarantors’ existing and future senior debt, including borrowings under the Company’s senior secured credit facilities, and rank contractually senior in right of payment to the Issuer’s and the guarantors’ existing and future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the Notes. The Notes are effectively subordinated to the Issuer’s and the guarantors’ existing and future secured indebtedness, including borrowings under the Company’s senior secured credit facilities and the 5.750% Senior Secured Notes due 2021 issued by the Parent Guarantor and Axalta Coating Systems U.S. Holdings, Inc., the direct parent of the Issuer (“U.S. Holdings”), to the extent of the value of the assets securing such indebtedness. The Notes and guarantees are structurally subordinated to all existing and future indebtedness and liabilities (including trade payables) of the Company’s subsidiaries that do not guarantee the Notes.

Restrictive Covenants

The Indenture contains covenants that limit Parent Guarantor’s (and its subsidiaries’) ability to, among other things: (i) incur additional debt or issue certain preferred stock; (ii) pay dividends, redeem stock or make other distributions; (iii) make other restricted payments or investments; (iv) create liens on assets; (v) transfer or sell assets; (vi) create restrictions on payment of dividends or other amounts by Parent Guarantor to Parent Guarantor’s restricted subsidiaries; (vii) engage in mergers or consolidations; (viii) engage in certain transactions with affiliates; and (ix) designate Parent Guarantor’s subsidiaries as unrestricted subsidiaries.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture. A copy of the Indenture is attached as Exhibit 4.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Use of Proceeds

The net proceeds from the offering were used to satisfy and discharge the indenture governing the Parent Guarantor’s and U.S. Holdings’ $750.0 million outstanding aggregate principal amount of 7.375% Senior Notes due 2021, with the remaining proceeds being used to pay related transaction costs and expenses and for general corporate purposes, including adding cash to the balance sheet.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.

4.1	Indenture, dated as of August 16, 2016, by and among the Issuer, the guarantors named therein, Wilmington Trust, National Association, as Trustee, Citigroup Global Markets Deutschland AG, as Euro Notes Registrar, and Citibank N.A., London Branch, as Euro Notes Paying Agent and Euro Notes Authenticating Agent (including form of Dollar Note and form of Euro Note).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXALTA COATING SYSTEMS LTD.

Date: August 17, 2016	By:	/s/ Robert W. Bryant
	Name:	Robert W. Bryant
	Title:	Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of August 16, 2016, by and among the Issuer, the guarantors named therein, Wilmington Trust, National Association, as Trustee, Citigroup Global Markets Deutschland AG, as Euro Notes Registrar, and Citibank N.A., London Branch, as Euro Notes Paying Agent and Euro Notes Authenticating Agent (including form of Dollar Note and form of Euro Note).